Exhibit 10.1

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of October 9, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and COLLAGENEX PHARMACEUTICALS, INC., a Delaware corporation with its chief executive office located at 41 University Drive, Newtown, Pennsylvania 18940 (“Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 19, 2001, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 19, 2001, between Borrower and Bank, as amended (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral, as described in the Intellectual Property Security Agreement dated as of March 19, 2001, between the Borrower and the Bank (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing, securing or otherwise executed in connection with the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.  From and after the execution of this Loan Modification Agreement, the Loan Agreement shall be amended as follows:

i.                                          By deleting Section 1 of the Schedule to the Loan Agreement in its entirety and inserting the following in lieu thereof:

“1            Credit Limit

(Section 1.1):         An amount not to exceed the lesser of (A) or (B), below:

(A)                              (i)            $10,000,000.00  (the “Maximum Credit Limit”); minus

(ii)           the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

(B)                                (i)            80% of the amount of the Borrower’s Eligible Receivables; plus

(ii)                                  (a) from October 9, 2006 through June 30, 2007, $5,000,000, (b) from July 1, 2007 through December 31, 2007, $2,500,000, and (c) from January 1, 2008 and thereafter, $0.00; minus

(iii)                               the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

Letter of Credit/Foreign Exchange Contract/Cash Management Services Sublimit

(Sections 1.5, 1.6 and 1.7):  $2,000,000.00”

ii.                                       By deleting the “Maturity Date” set forth in Section 4 of the Schedule to the Loan Agreement in its entirety and inserting the following in lieu thereof:

“October 9, 2008.”

iii.                                    By deleting the Minimum Tangible Net Worth covenant in Section 5a. of the Schedule to the Loan Agreement in its entirety and inserting the following in lieu thereof:

“a. Minimum Tangible Net Worth:

Borrower shall at all times maintain a Tangible Net Worth, tested quarterly, of not less than the sum of (i) plus (ii) plus (iii) below:

(i)            (a) as of September 30, 2006, $13,000,000;

(b) as of December 31, 2006 and each quarter end thereafter, $8,000,000;

plus

(ii)  50% of Borrower’s quarterly net income (if positive) in fiscal year 2007;

plus

(iii) 50% of all consideration received after the date hereof from proceeds from the issuance of any equity securities of the Borrower and/or subordinated debt incurred by the Borrower.

Tangible Net Worth shall exclude deferred licensing fees and capitalized product development fees.  In no event shall the required amount of this Minimum Tangible Net Worth covenant be decreased.”

iv.                                   By adding the following Section 5b. after Section 5a. of the Schedule to Loan Agreement:

“b.           Minimum Liquidity:

At all times, tested quarterly, the sum of (i) the Borrower’s unrestricted cash maintained at Bank plus (ii) 80% of the Borrower’s Eligible Receivables outstanding less than ninety (90) days from invoice date Base minus (iii) all outstanding Loans, Letters of Credit and other Obligations outstanding under this Agreement of not less than $10,000,000.”

v.                                      By deleting EXHIBIT B thereto in its entirety and inserting in lieu thereof EXHIBIT B attached hereto.

4.                                       RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of March 19, 2001 between Borrower and Bank, and acknowledges, confirms and agrees that, except as previously disclosed in writing to Bank and except as set forth in Schedule A annexed hereto, said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral (as defined in said Intellectual Property Security Agreement) and shall remain in full force and effect.

5.                                       RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in a certain

Perfection Certificate delivered to the Bank on or about June 7, 2004, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.

6.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Documents and all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                       NO DEFENSES OF BORROWER.  The Borrower hereby acknowledges and agrees that the Borrower has no offsets, defenses, claims, or counterclaims against the Bank or the Bank’s officers, directors, employees, attorneys, representatives, predecessors, affiliates, subsidiaries, parents, successors, and assigns with respect to the Obligations, and/or the Existing Loan Documents, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank or the Bank’s officers, directors, employees, attorneys, representatives, predecessors, affiliates, subsidiaries, parents, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Loan Modification Agreement, with respect to the Obligations and/or the Existing Loan Documents, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Bank and the Bank’s officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

9.                                       FEES.  Borrower shall pay to Bank a modification fee in the amount of $12,500.00, which fee shall be (i) deemed fully earned as of the date hereof, (ii) payable on the date which is one year from the date of this Loan Modification Agreement, and (iii) retained by Bank and not applied in reduction of the Obligations.  In addition, the Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

10.                                 CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modify the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.                                 JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

COLLAGENEX PHARMACEUTICALS, INC.		SILICON VALLEY BANK

By:	/s/ Nancy C. Broadbent	By:	/s/ Thomas F. Gordon

Name:	Nancy C. Broadbent	Name:	Thomas F. Gordon

Title:	SVP & CFO	Title:	Vice President

The undersigned ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated March 19, 2001 (the “Guaranty”) and a certain Security Agreement dated March 19, 2001 (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith

MMP, INC.

By:	/s/ Frank Ruffo

Name:	Frank Ruffo

Title:	Corporate Secretary & Treasurer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:   COLLAGENEX PHARMACEUTICALS, INC.

The undersigned authorized officer of CollaGenex Pharmaceuticals, Inc. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                               with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Interim financial statements with CC	Monthly within 30 days	Yes No
Quarterly and Annual financial statements (CPA Audited)	Within 5 days of filing with SEC	Yes No
BBC A/R Agings, and deferred revenue schedule	Monthly within 30 days	Yes No

Financial Covenant	Required		Actual	Complies

Maintain:
Minimum Quarterly Tangible Net Worth	$	*	$	Yes No

*Tangible Net Worth requirement will be increased by (i) 50% of Borrower’s net income (if positive) for fiscal year 2007 and, (ii) 50% of all consideration received from the proceeds of the issuance of any equity securities of Borrower and/or subordinated debt incurred by Borrower.

Minimum Liquidity	$10,000,000	$	Yes No

(a) Cash at Bank:	$	;	plus
(b) 80% of Eligible Receivables:	$	;	minus
(c) Outstanding Obligations:	$		=
Liquidity (a)+(b)-(c)	$		.

BANK USE ONLY
Comments Regarding Exceptions: See Attached.	Received by:
Sincerely,		AUTHORIZED SIGNER

SIGNATURE	Date:

TITLE	Verified:
AUTHORIZED SIGNER

DATE	Date:

Compliance Status: Yes No